                                                                    Exhibit 25.3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                      OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                               ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
                   (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

      A NATIONAL BANKING ASSOCIATION                  36-0899825
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

      ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS     60670-0126
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                            TRANSAMERICA CORPORATION
                   (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

      DELAWARE                                        94-0932740
      (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)


      TRANSAMERICA PYRAMID
      600 MONTGOMERY STREET
      SAN FRANCISCO, CALIFORNIA                       94111
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


                         GUARANTEE OF CAPITAL SECURITIES
                           OF TRANSAMERICA CAPITAL III
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (a)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16.    LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
            PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 25th day of March, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               By  /s/ John R. Prendiville
                  ------------------------
                  John R. Prendiville
                  Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                            March 25, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee between Transamerica Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       THE FIRST NATIONAL BANK OF CHICAGO

                        By    /s/ John R. Prendiville
                              -----------------------
                              John R. Prendiville
                              Vice President

                                    EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Ste 0303
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

                                  Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                         DOLLAR AMOUNTS IN                     C400
                                                                             THOUSANDS            RCFD      BIL MIL THOU
------------------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):
   a. Noninterest-bearing balances and currency and coin(1)                                        0081        4,267,336    1.a.
   b. Interest-bearing balances(2)                                                                 0071        6,893,837    1.b.
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A)                                    1754                0    2.a.
   b. Available-for-sale securities (from Schedule RC-B, column D)                                 1773        5,691,722    2.b.
3. Federal funds sold and securities purchased under agreements to
   resell                                                                                          1350        6,339,940    3.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule
   RC-C)                                                                RCFD 2122 25,202,984                                4.a.
   b. LESS: Allowance for loan and lease losses                         RCFD 3123    419,121                                4.b.
   c. LESS: Allocated transfer risk reserve                             RCFD 3128          0                                4.c.
   d. Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)                                                         2125       24,783,863    4.d.
5. Trading assets (from Schedule RD-D)                                                             3545        6,703,332    5.
6. Premises and fixed assets (including capitalized leases)                                        2145          743,426    6.
7. Other real estate owned (from Schedule RC-M)                                                    2150            7,727    7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M)                                                                  2130          134,959    8.
9. Customers' liability to this bank on acceptances outstanding                                    2155          644,340    9.
10. Intangible assets (from Schedule RC-M)                                                         2143          268,501    10.
11. Other assets (from Schedule RC-F)                                                              2160        2,004,432    11.
12. Total assets (sum of items 1 through 11)                                                       2170       58,483,415    12.

-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Ste 0303
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

                                  Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-2

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                         THOUSANDS         BIL MIL THOU
-------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                        RCON 2200          21,756,846       13.a
       (1) Noninterest-bearing(1)                                         RCON 6631           9,197,227     13.a.1
       (2) Interest-bearing                                               RCON 6636             559,619     13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                 RCFN 2200          14,811,410      13.b.
       (1) Noninterest bearing                                            RCFN 6631             332,801     13.b.1
       (2) Interest-bearing                                               RCFN 6636          14,478,609     13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                        RCFD 2800           4,535,422         14
15. a. Demand notes issued to the U.S. Treasury                           RCON 2840              43,763       15.a
    b. Trading Liabilities(from Schedule RC-D)                            RCFD 3548           6,523,239       15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less                     RCFD 2332           1,360,165       16.a
    b. With a remaining  maturity of than one year through three years    A547                  576,492      16.b.
    c.  With a remaining maturity of more than three years                A548                  703,981       16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding               RCFD 2920             644,341         18
19. Subordinated notes and debentures (2)                                 RCFD 3200           1,700,000         19
20. Other liabilities (from Schedule RC-G)                                RCFD 2930           1,322,077         20
21. Total liabilities (sum of items 13 through 20)                        RCFD 2948          53,987,736         21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                         RCFD 3838                   0         23
24. Common stock                                                          RCFD 3230             200,858         24
25. Surplus (exclude all surplus related to preferred stock)              RCFD 3839           2,999,001         25
26. a. Undivided profits and capital reserves                             RCFD 3632           1,273,239      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                         RCFD 8434              24,096      26.b.
27. Cumulative foreign currency translation adjustments                   RCFD 3284              (1,515)        27
28. Total equity capital (sum of items 23 through 27)                     RCFD 3210           4,495,679         28
29. Total liabilities and equity capital (sum of items 21 and 28)         RCFD 3300          58,483,415         29

Memorandum

To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                                Number
   bank by independent external auditors as of any date during 1996 ..............   RCFD 6724  ...........   N/A        M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work


--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.